EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
SECOND QUARTER 2024 FINANCIAL RESULTS
Second Quarter Highlights
•Net income of $18.1 million, or $0.57 per diluted share; return on average assets (“ROAA”) of 1.45%; return on average stockholders' equity (“ROAE”) of 14.48%; and return on average tangible common equity (“ROATCE”)(1) of 17.21%
•Adjusted net income(1) of $18.1 million; or $0.57 per diluted share; adjusted ROAA(1) of 1.45%; adjusted ROAE(1) of 14.54%; and adjusted ROATCE(1) of 17.27%
•Asset quality remained strong with nonperforming assets to total assets of 0.17%, close to a historic low
•Net interest margin and net interest margin (tax-equivalent basis)(1) increased slightly to 3.95% and 4.00%, respectively
Bloomington, IL, July 22, 2024 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $18.1 million, or $0.57 diluted earnings per share, for the second quarter of 2024. This compares to net income of $15.3 million, or $0.48 diluted earnings per share, for the first quarter of 2024, and net income of $18.5 million, or $0.58 diluted earnings per share, for the second quarter of 2023.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “On behalf of HBT Financial, I would like to first express my condolences to the George Drake family. George passed away on May 13th at the age of 97. He started his banking career just after World War II at the State Bank of Cornland, which had been founded by his father M.B. Drake, and he spent over 70 years in banking before retiring from our Board of Directors in 2019. He formed Heartland Bancorp, Inc. (now HBT Financial) in 1982 as one of the first multi-bank holding companies in Illinois. I had the pleasure of knowing George for 22 years and his kindness and wisdom impacted me. His leadership and vision established the foundation for our success today.
As for the second quarter, we delivered another set of very strong performance metrics with net income of $18.1 million, a ROAA of 1.45% and ROATCE(1) of 17.21%. In addition, our tangible book value per share of $13.64 has grown 17.8% over the past year. During the quarter, we saw solid loan growth of $39.5 million, or 4.7% on an annualized basis, as well as stability in our core deposit base. We have seen the continued repricing of our loan portfolio and tight management of deposit costs positively impact our net interest margin (tax-equivalent basis)(1) which expanded 1 basis point to 4.00% for the quarter.
While we continue to invest in our business, our costs were well controlled during the quarter as demonstrated by our efficiency ratio (tax-equivalent basis)(1) of 52.1%. Our loan portfolio is performing well with no apparent signs of concentrated stress in sub portfolios, such as office and retail commercial real estate, while nonperforming assets represented only 0.17% of total assets and net charge-offs were only 0.08% of average loans on an annualized basis for the quarter.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the second quarter of 2024. This compares to adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the first quarter of 2024, and adjusted net income of $18.8 million, or $0.58 adjusted diluted earnings per share, for the second quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2024 was $47.0 million, a slight increase of 0.7% from $46.7 million for the first quarter of 2024. The slight increase was primarily attributable to improved asset yields and growth in interest-earning assets which were mostly offset by an increase in funding costs.
Relative to the second quarter of 2023, net interest income decreased 3.8% from $48.9 million. The decrease was primarily attributable to higher funding costs which were partially offset by higher asset yields and an increase in interest-earning assets.
Net interest margin for the second quarter of 2024 was 3.95%, compared to 3.94% for the first quarter of 2024, and net interest margin (tax-equivalent basis)(1) for the second quarter of 2024 was 4.00%, compared to 3.99% for the first quarter of 2024. Higher yields on interest-earning assets, which increased by 5 basis points to 5.28%, were mostly offset by an increase in funding costs, with the cost of funds increasing by 5 basis points to 1.42%.
Relative to the second quarter of 2023, net interest margin decreased 21 basis points from 4.16% and net interest margin (tax-equivalent basis)(1) decreased 22 basis points from 4.22%. These decreases were primarily attributable to increases in funding costs outpacing increases in interest-earning asset yields.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the second quarter of 2024 was $9.6 million, an increase from $5.6 million for the first quarter of 2024. The increase was primarily attributable to the absence of $3.4 million of losses on sales of securities and $0.6 million of impairment losses related to the closure of two branches recognized during the first quarter of 2024. Additionally, seasonal changes in card income, which increased by $0.3 million, were mostly offset by a $0.2 million decrease in other noninterest income.
Relative to the second quarter of 2023, noninterest income decreased 3.1% from $9.9 million. The decrease was primarily attributable to a $0.2 million change in the mortgage servicing rights fair value adjustment and a $0.2 million decrease in other noninterest income. Partially offsetting these decreases was a $0.3 million increase in wealth management fees, driven by higher values of assets under management during the second quarter of 2024 relative to the second quarter of 2023.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the second quarter of 2024 was $30.5 million, a 2.4% decrease from $31.3 million for the first quarter of 2024. The decrease was primarily attributable to a $0.3 million decrease in salaries expense, which included higher vacation accruals and payroll taxes in the first quarter of 2024, a $0.3 million decrease in occupancy expense, and a $0.3 million decrease in data processing expense.
Relative to the second quarter of 2023, noninterest expense decreased 10.2% from $34.0 million. The decrease was primarily attributable to the absence of $0.8 million of legal fees and $0.8 million of accruals related to legal matters previously disclosed as well as the absence of $0.6 million of Town and Country Financial Corporation (“Town and Country”) acquisition-related expenses incurred during the second quarter of 2023. Additionally, the realization of planned cost reductions following the Town and Country core system conversion completed in April 2023 further contributed to the decrease in noninterest expense.
Acquisition-related expenses recognized during the three and six months ended June 30, 2023 are summarized below. No Town and Country acquisition-related expenses were recognized subsequent to the second quarter of 2023.

(dollars in thousands)	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023

PROVISION FOR CREDIT LOSSES	$—	$5,924
NONINTEREST EXPENSE
Salaries	66	3,584
Furniture and equipment	39	39
Data processing	176	2,031
Marketing and customer relations	10	24
Loan collection and servicing	125	125
Legal fees and other noninterest expense	211	1,964
Total noninterest expense	627	7,767
Total acquisition-related expenses	$627	$13,691
Income Taxes
During the second quarter of 2024, we recognized an additional $0.5 million of tax expense for a deferred tax asset write-down, primarily as a result of an Illinois tax change. This increased our effective tax rate to 27.6% during the second quarter of 2024 from 25.6% during the first quarter of 2024. We expect this write-down to be earned back over several years through reduced state tax expense.
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.39 billion at June 30, 2024, compared with $3.35 billion at March 31, 2024, and $3.24 billion at June 30, 2023. The $39.5 million increase from March 31, 2024 was primarily attributable to draws on existing construction projects and new construction loans to existing customers. In addition, growth in our municipal, consumer and other portfolio was primarily due to draws on an existing loan to a recurring borrower. The $8.4 million increase in multi-family loans was driven predominately by the completion of projects previously in the construction and land development category.
Deposits
Total deposits were $4.32 billion at June 30, 2024, compared with $4.36 billion at March 31, 2024, and $4.16 billion at June 30, 2023. The $41.9 million decrease from March 31, 2024 was primarily attributable to a $25.8 million decrease in brokered deposits and a $16.1 million decrease in higher cost reciprocal wealth management customer deposits included with money market deposits. Partially offsetting these decreases was a $31.1 million increase in time deposits from a State of Illinois loan matching program, a lower cost source of funding, which totaled $65.0 million as of June 30, 2024.

HBT Financial, Inc.

Asset Quality
Nonperforming loans totaled $8.4 million, or 0.25% of total loans, at June 30, 2024, compared with $9.7 million, or 0.29% of total loans, at March 31, 2024, and $7.5 million, or 0.23% of total loans, at June 30, 2023. Additionally, of the $8.4 million of nonperforming loans held as of June 30, 2024, $2.1 million is either wholly or partially guaranteed by the U.S. government. The $1.2 million decrease in nonperforming loans from March 31, 2024 was primarily attributable to a $0.4 million reduction in nonaccrual one-to-four family residential loans as well as charge-offs.
The Company recorded a provision for credit losses of $1.2 million for the second quarter of 2024. The provision for credit losses primarily reflects a $0.9 million increase in required reserves resulting from changes in economic forecasts and a $0.9 million increase in required reserves driven by increased loan balances and changes within the loan portfolio which were mostly offset by a $0.7 million decrease in specific reserves.
The Company had net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the second quarter of 2024, compared to net recoveries of $0.2 million, or 0.02% of average loans on an annualized basis, for the first quarter of 2024, and net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the second quarter of 2023. During the second quarter of 2024, net charge-offs were primarily recognized in the commercial and industrial category, which had $0.5 million of net charge-offs, and the multi-family category, which had $0.2 million of net charge-offs.
The Company’s allowance for credit losses was 1.21% of total loans and 484% of nonperforming loans at June 30, 2024, compared with 1.22% of total loans and 423% of nonperforming loans at March 31, 2024. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $4.3 million as of June 30, 2024, compared with $3.8 million as of March 31, 2024.
Capital
As of June 30, 2024, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	June 30, 2024	For Capital Adequacy Purposes With Capital Conversation Buffer

Total capital to risk-weighted assets	16.01%	10.50%
Tier 1 capital to risk-weighted assets	13.98	8.50
Common equity tier 1 capital ratio	12.66	7.00
Tier 1 leverage ratio	10.83	4.00
The ratio of tangible common equity to tangible assets(1) increased to 8.74% as of June 30, 2024, from 8.40% as of March 31, 2024, and tangible book value per share(1) increased by $0.45 to $13.64 as of June 30, 2024, when compared to March 31, 2024.
During the second quarter of 2024, the Company repurchased 53,522 shares of its common stock at a weighted average price of $18.74 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2025. As of June 30, 2024, the Company had $10.6 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of June 30, 2024, HBT Financial had total assets of $5.0 billion, total loans of $3.4 billion, and total deposits of $4.3 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), ratio of tangible common equity to tangible assets, tangible book value per share, ROATCE, adjusted net income, adjusted earnings per share, adjusted ROAA, adjusted ROAE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks or as a result of the upcoming 2024 presidential election; (v) changes in interest rates and prepayment rates of the Company’s assets (including the effects of sustained, elevated interest rates); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw

HBT Financial, Inc.

deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Interest and dividend income	$62,824	$61,961	$56,768	$124,785	$108,547
Interest expense	15,796	15,273	7,896	31,069	12,838
Net interest income	47,028	46,688	48,872	93,716	95,709
Provision for credit losses	1,176	527	(230)	1,703	5,980
Net interest income after provision for credit losses	45,852	46,161	49,102	92,013	89,729
Noninterest income	9,610	5,626	9,914	15,236	17,351
Noninterest expense	30,509	31,268	33,973	61,777	69,906
Income before income tax expense	24,953	20,519	25,043	45,472	37,174
Income tax expense	6,883	5,261	6,570	12,144	9,493
Net income	$18,070	$15,258	$18,473	$33,328	$27,681

Earnings per share - Diluted	$0.57	$0.48	$0.58	$1.05	$0.88

Adjusted net income (1)	$18,139	$18,073	$18,772	$36,212	$38,631
Adjusted earnings per share - Diluted (1)	0.57	0.57	0.58	1.14	1.22

Book value per share	$16.14	$15.71	$14.15
Tangible book value per share (1)	13.64	13.19	11.58

Shares of common stock outstanding	31,559,366	31,612,888	31,865,868
Weighted average shares of common stock outstanding	31,579,457	31,662,954	31,980,133	31,621,205	31,481,439

SUMMARY RATIOS
Net interest margin *	3.95%	3.94%	4.16%	3.95%	4.18%
Net interest margin (tax-equivalent basis) * (1)(2)	4.00	3.99	4.22	3.99	4.24

Efficiency ratio	52.61%	58.41%	56.57%	55.40%	60.74%
Efficiency ratio (tax-equivalent basis) (1)(2)	52.10	57.78	55.89	54.83	59.99

Loan to deposit ratio	78.39%	76.73%	77.91%

Return on average assets *	1.45%	1.23%	1.49%	1.34%	1.15%
Return on average stockholders' equity *	14.48	12.42	16.30	13.46	12.73
Return on average tangible common equity * (1)	17.21	14.83	19.91	16.03	15.31

Adjusted return on average assets * (1)	1.45%	1.45%	1.51%	1.45%	1.60%
Adjusted return on average stockholders' equity * (1)	14.54	14.72	16.57	14.63	17.77
Adjusted return on average tangible common equity * (1)	17.27	17.57	20.23	17.42	21.36

CAPITAL
Total capital to risk-weighted assets	16.01%	15.79%	15.03%
Tier 1 capital to risk-weighted assets	13.98	13.77	13.12
Common equity tier 1 capital ratio	12.66	12.44	11.78
Tier 1 leverage ratio	10.83	10.65	10.07
Total stockholders' equity to total assets	10.18	9.85	9.06
Tangible common equity to tangible assets (1)	8.74	8.40	7.54

ASSET QUALITY
Net charge-offs (recoveries) to average loans	0.08%	(0.02)%	(0.01)%	0.03%	(0.01)%
Allowance for credit losses to loans, before allowance for credit losses	1.21	1.22	1.17
Nonperforming loans to loans, before allowance for credit losses	0.25	0.29	0.23
Nonperforming assets to total assets	0.17	0.20	0.21
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$52,177	$51,926	$47,149	$104,103	$89,308
Federally tax exempt	1,097	1,094	1,040	2,191	1,992
Securities:
Taxable	6,386	6,250	6,518	12,636	13,134
Federally tax exempt	521	597	1,162	1,118	2,359
Interest-bearing deposits in bank	2,570	1,952	781	4,522	1,520
Other interest and dividend income	73	142	118	215	234
Total interest and dividend income	62,824	61,961	56,768	124,785	108,547
INTEREST EXPENSE
Deposits	14,133	13,593	4,323	27,726	6,697
Securities sold under agreements to repurchase	129	152	34	281	72
Borrowings	121	125	2,189	246	3,486
Subordinated notes	469	470	469	939	939
Junior subordinated debentures issued to capital trusts	944	933	881	1,877	1,644
Total interest expense	15,796	15,273	7,896	31,069	12,838
Net interest income	47,028	46,688	48,872	93,716	95,709
PROVISION FOR CREDIT LOSSES	1,176	527	(230)	1,703	5,980
Net interest income after provision for credit losses	45,852	46,161	49,102	92,013	89,729
NONINTEREST INCOME
Card income	2,885	2,616	2,905	5,501	5,563
Wealth management fees	2,623	2,547	2,279	5,170	4,617
Service charges on deposit accounts	1,902	1,869	1,919	3,771	3,790
Mortgage servicing	1,111	1,055	1,254	2,166	2,353
Mortgage servicing rights fair value adjustment	(97)	80	141	(17)	(483)
Gains on sale of mortgage loans	443	298	373	741	649
Realized gains (losses) on sales of securities	—	(3,382)	—	(3,382)	(1,007)
Unrealized gains (losses) on equity securities	(96)	(16)	7	(112)	(15)
Gains (losses) on foreclosed assets	(28)	87	(97)	59	(107)
Gains (losses) on other assets	—	(635)	109	(635)	109
Income on bank owned life insurance	166	164	147	330	262
Other noninterest income	701	943	877	1,644	1,620
Total noninterest income	9,610	5,626	9,914	15,236	17,351
NONINTEREST EXPENSE
Salaries	16,364	16,657	16,660	33,021	36,071
Employee benefits	2,860	2,805	2,707	5,665	5,042
Occupancy of bank premises	2,243	2,582	2,785	4,825	4,887
Furniture and equipment	548	550	809	1,098	1,468
Data processing	2,606	2,925	2,883	5,531	7,206
Marketing and customer relations	996	996	1,359	1,992	2,195
Amortization of intangible assets	710	710	720	1,420	1,230
FDIC insurance	565	560	630	1,125	1,193
Loan collection and servicing	475	452	348	927	626
Foreclosed assets	10	49	97	59	158
Other noninterest expense	3,132	2,982	4,975	6,114	9,830
Total noninterest expense	30,509	31,268	33,973	61,777	69,906
INCOME BEFORE INCOME TAX EXPENSE	24,953	20,519	25,043	45,472	37,174
INCOME TAX EXPENSE	6,883	5,261	6,570	12,144	9,493
NET INCOME	$18,070	$15,258	$18,473	$33,328	$27,681

EARNINGS PER SHARE - BASIC	$0.57	$0.48	$0.58	$1.05	$0.88
EARNINGS PER SHARE - DILUTED	$0.57	$0.48	$0.58	$1.05	$0.88
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,579,457	31,662,954	31,980,133	31,621,205	31,481,439

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
ASSETS
Cash and due from banks	$22,604	$19,989	$28,044
Interest-bearing deposits with banks	172,636	240,223	81,764
Cash and cash equivalents	195,240	260,212	109,808

Interest-bearing time deposits with banks	520	515	—
Debt securities available-for-sale, at fair value	669,055	669,020	822,788
Debt securities held-to-maturity	512,549	517,472	533,231
Equity securities with readily determinable fair value	3,228	3,324	3,152
Equity securities with no readily determinable fair value	2,613	2,622	2,275
Restricted stock, at cost	5,086	5,155	11,345
Loans held for sale	858	3,479	8,829

Loans, before allowance for credit losses	3,385,483	3,345,962	3,244,655
Allowance for credit losses	(40,806)	(40,815)	(37,814)
Loans, net of allowance for credit losses	3,344,677	3,305,147	3,206,841

Bank owned life insurance	24,235	24,069	23,594
Bank premises and equipment, net	65,711	64,755	65,029
Bank premises held for sale	317	317	35
Foreclosed assets	320	277	3,080
Goodwill	59,820	59,820	59,876
Intangible assets, net	19,262	19,972	22,122
Mortgage servicing rights, at fair value	18,984	19,081	20,133
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	22,425	23,117	19,900
Other assets	59,685	60,542	62,158
Total assets	$5,006,199	$5,040,510	$4,975,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,045,697	$1,047,074	$1,125,823
Interest-bearing	3,272,996	3,313,500	3,038,700
Total deposits	4,318,693	4,360,574	4,164,523

Securities sold under agreements to repurchase	29,330	31,864	38,729
Federal Home Loan Bank advances	13,734	12,725	177,572
Subordinated notes	39,514	39,494	39,435
Junior subordinated debentures issued to capital trusts	52,819	52,804	52,760
Other liabilities	42,640	46,368	51,939
Total liabilities	4,496,730	4,543,829	4,524,958

Stockholders' Equity
Common stock	328	328	327
Surplus	296,430	296,054	294,875
Retained earnings	290,386	278,353	241,777
Accumulated other comprehensive income (loss)	(54,656)	(56,048)	(70,662)
Treasury stock at cost	(23,019)	(22,006)	(15,465)
Total stockholders’ equity	509,469	496,681	450,852
Total liabilities and stockholders’ equity	$5,006,199	$5,040,510	$4,975,810
SHARES OF COMMON STOCK OUTSTANDING	31,559,366	31,612,888	31,865,868

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023

LOANS
Commercial and industrial	$400,276	$402,206	$385,768
Commercial real estate - owner occupied	289,992	294,967	303,522
Commercial real estate - non-owner occupied	889,193	890,251	882,598
Construction and land development	365,371	345,991	335,262
Multi-family	429,951	421,573	375,536
One-to-four family residential	484,335	485,948	482,442
Agricultural and farmland	285,822	287,205	259,858
Municipal, consumer, and other	240,543	217,821	219,669
Total loans	$3,385,483	$3,345,962	$3,244,655

(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023

DEPOSITS
Noninterest-bearing deposits	$1,045,697	$1,047,074	$1,125,823
Interest-bearing deposits:
Interest-bearing demand	1,094,797	1,139,172	1,181,187
Money market	769,386	802,685	680,642
Savings	582,752	602,739	657,506
Time	796,069	713,142	468,355
Brokered	29,992	55,762	51,010
Total interest-bearing deposits	3,272,996	3,313,500	3,038,700
Total deposits	$4,318,693	$4,360,574	$4,164,523

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,374,058	$53,274	6.35%	$3,371,219	$53,020	6.33%	$3,238,774	$48,189	5.97%
Securities	1,195,287	6,907	2.32	1,221,447	6,847	2.25	1,384,180	7,680	2.23
Deposits with banks	211,117	2,570	4.90	167,297	1,952	4.69	84,366	781	3.71
Other	5,096	73	5.80	5,486	142	10.40	8,577	118	5.52
Total interest-earning assets	4,785,558	$62,824	5.28%	4,765,449	$61,961	5.23%	4,715,897	$56,768	4.83%
Allowance for credit losses	(40,814)			(40,238)			(39,484)
Noninterest-earning assets	283,103			278,253			299,622
Total assets	$5,027,847			$5,003,464			$4,976,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,123,592	$1,429	0.51%	$1,127,684	$1,311	0.47%	$1,224,285	$683	0.22%
Money market	788,744	4,670	2.38	812,684	4,797	2.37	674,200	1,506	0.90
Savings	592,312	393	0.27	611,224	443	0.29	687,014	189	0.11
Time	763,507	7,117	3.75	664,498	5,925	3.59	447,025	1,933	1.73
Brokered	38,213	524	5.51	82,150	1,117	5.47	1,451	12	3.44
Total interest-bearing deposits	3,306,368	14,133	1.72	3,298,240	13,593	1.66	3,033,975	4,323	0.57
Securities sold under agreements to repurchase	30,440	129	1.70	32,456	152	1.89	34,170	34	0.40
Borrowings	13,466	121	3.60	13,003	125	3.87	173,040	2,189	5.07
Subordinated notes	39,504	469	4.78	39,484	470	4.78	39,424	469	4.78
Junior subordinated debentures issued to capital trusts	52,812	944	7.18	52,796	933	7.11	52,752	881	6.70
Total interest-bearing liabilities	3,442,590	$15,796	1.85%	3,435,979	$15,273	1.79%	3,333,361	$7,896	0.95%
Noninterest-bearing deposits	1,043,614			1,036,402			1,145,089
Noninterest-bearing liabilities	39,806			37,107			43,080
Total liabilities	4,526,010			4,509,488			4,521,530
Stockholders' Equity	501,837			493,976			454,505
Total liabilities and stockholders’ equity	$5,027,847			$5,003,464			$4,976,035

Net interest income/Net interest margin (1)		$47,028	3.95%		$46,688	3.94%		$48,872	4.16%
Tax-equivalent adjustment (2)		553	0.05		575	0.05		715	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$47,581	4.00%		$47,263	3.99%		$49,587	4.22%
Net interest rate spread (4)			3.43%			3.44%			3.88%
Net interest-earning assets (5)	$1,342,968			$1,329,470			$1,382,536
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.39			1.41
Cost of total deposits			1.31%			1.26%			0.41%
Cost of funds			1.42			1.37			0.71
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Six Months Ended
	June 30, 2024			June 30, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,372,640	$106,294	6.34%	$3,126,173	$91,300	5.89%
Securities	1,208,367	13,754	2.29	1,397,821	15,493	2.24
Deposits with banks	189,207	4,522	4.81	88,343	1,520	3.47
Other	5,291	215	8.18	8,004	234	5.89
Total interest-earning assets	4,775,505	$124,785	5.25%	4,620,341	$108,547	4.74%
Allowance for credit losses	(40,526)			(36,410)
Noninterest-earning assets	280,676			287,314
Total assets	$5,015,655			$4,871,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,125,638	$2,740	0.49%	$1,227,447	$1,141	0.19%
Money market	800,714	9,467	2.38	654,514	2,441	0.75
Savings	601,768	836	0.28	698,375	367	0.11
Time	714,003	13,042	3.67	402,151	2,736	1.37
Brokered	60,181	1,641	5.48	729	12	3.44
Total interest-bearing deposits	3,302,304	27,726	1.69	2,983,216	6,697	0.45
Securities sold under agreements to repurchase	31,448	281	1.80	36,879	72	0.39
Borrowings	13,235	246	3.73	143,632	3,486	4.89
Subordinated notes	39,494	939	4.78	39,414	939	4.81
Junior subordinated debentures issued to capital trusts	52,804	1,877	7.15	50,183	1,644	6.61
Total interest-bearing liabilities	3,439,285	$31,069	1.82%	3,253,324	$12,838	0.80%
Noninterest-bearing deposits	1,040,007			1,133,292
Noninterest-bearing liabilities	38,457			46,181
Total liabilities	4,517,749			4,432,797
Stockholders' Equity	497,906			438,448
Total liabilities and stockholders’ equity	$5,015,655			4,871,245

Net interest income/Net interest margin (1)		$93,716	3.95%		$95,709	4.18%
Tax-equivalent adjustment (2)		1,128	0.04		1,417	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$94,844	3.99%		$97,126	4.24%
Net interest rate spread (4)			3.43%			3.94%
Net interest-earning assets (5)	$1,336,220			$1,367,017
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.42
Cost of total deposits			1.28%			0.33%
Cost of funds			1.39			0.59
____________________________________
*    Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023

NONPERFORMING ASSETS
Nonaccrual	$8,425	$9,657	$7,534
Past due 90 days or more, still accruing	7	—	1
Total nonperforming loans	8,432	9,657	7,535
Foreclosed assets	320	277	3,080
Total nonperforming assets	$8,752	$9,934	$10,615

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,132	$2,676	$2,332

Allowance for credit losses	$40,806	$40,815	$37,814
Loans, before allowance for credit losses	3,385,483	3,345,962	3,244,655

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.21%	1.22%	1.17%
Allowance for credit losses to nonaccrual loans	484.34	422.65	501.91
Allowance for credit losses to nonperforming loans	483.94	422.65	501.84
Nonaccrual loans to loans, before allowance for credit losses	0.25	0.29	0.23
Nonperforming loans to loans, before allowance for credit losses	0.25	0.29	0.23
Nonperforming assets to total assets	0.17	0.20	0.21
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.26	0.30	0.33

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$40,815	$40,048	$38,776	$40,048	$25,333
Adoption of ASC 326	—	—	—	—	6,983
PCD allowance established in acquisition	—	—	—	—	1,247
Provision for credit losses	677	560	(1,080)	1,237	4,021
Charge-offs	(870)	(227)	(179)	(1,097)	(321)
Recoveries	184	434	297	618	551
Ending balance	$40,806	$40,815	$37,814	$40,806	$37,814

Net charge-offs (recoveries)	$686	$(207)	$(118)	$479	$(230)
Average loans	3,374,058	3,371,219	3,238,774	3,372,640	3,126,173

Net charge-offs (recoveries) to average loans *	0.08%	(0.02)%	(0.01)%	0.03%	(0.01)%
____________________________________
*Annualized measure.

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

PROVISION FOR CREDIT LOSSES
Loans (1)	$677	$560	$(1,080)	$1,237	$4,021
Unfunded lending-related commitments (1)	499	(33)	650	466	1,159
Debt securities	—	—	200	—	800
Total provision for credit losses	$1,176	$527	$(230)	$1,703	$5,980
____________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Net income	$18,070	$15,258	$18,473	$33,328	$27,681
Adjustments:
Acquisition expenses (1)	—	—	(627)	—	(13,691)
Gains (losses) on closed branch premises	—	(635)	75	(635)	75
Realized gains (losses) on sales of securities	—	(3,382)	—	(3,382)	(1,007)
Mortgage servicing rights fair value adjustment	(97)	80	141	(17)	(483)
Total adjustments	(97)	(3,937)	(411)	(4,034)	(15,106)
Tax effect of adjustments (2)	28	1,122	112	1,150	4,156
Total adjustments after tax effect	(69)	(2,815)	(299)	(2,884)	(10,950)
Adjusted net income	$18,139	$18,073	$18,772	$36,212	$38,631

Average assets	$5,027,847	$5,003,464	$4,976,035	$5,015,655	$4,871,245

Return on average assets *	1.45%	1.23%	1.49%	1.34%	1.15%
Adjusted return on average assets *	1.45	1.45	1.51	1.45	1.60
____________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
(2)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Numerator:
Net income	$18,070	$15,258	$18,473	$33,328	$27,681
Earnings allocated to participating securities (1)	—	—	(11)	—	(16)
Numerator for earnings per share - basic and diluted	$18,070	$15,258	$18,462	$33,328	$27,665

Adjusted net income	$18,139	$18,073	$18,772	$36,212	$38,631
Earnings allocated to participating securities (1)	—	—	(10)	—	(23)
Numerator for adjusted earnings per share - basic and diluted	$18,139	$18,073	$18,762	$36,212	$38,608

Denominator:
Weighted average common shares outstanding	31,579,457	31,662,954	31,980,133	31,621,205	31,481,439
Dilutive effect of outstanding restricted stock units	87,354	140,233	99,850	113,794	84,981
Weighted average common shares outstanding, including all dilutive potential shares	31,666,811	31,803,187	32,079,983	31,734,999	31,566,420

Earnings per share - Basic	$0.57	$0.48	$0.58	$1.05	$0.88
Earnings per share - Diluted	$0.57	$0.48	$0.58	$1.05	$0.88

Adjusted earnings per share - Basic	$0.57	$0.57	$0.59	$1.15	$1.23
Adjusted earnings per share - Diluted	$0.57	$0.57	$0.58	$1.14	$1.22
____________________________________
(1)The Company previously granted restricted stock units that contain non-forfeitable rights to dividend equivalents, which were considered participating securities. Prior to 2024, these restricted stock units were included in the calculation of basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Net interest income (tax-equivalent basis)
Net interest income	$47,028	$46,688	$48,872	$93,716	$95,709
Tax-equivalent adjustment (1)	553	575	715	1,128	1,417
Net interest income (tax-equivalent basis) (1)	$47,581	$47,263	$49,587	$94,844	$97,126

Net interest margin (tax-equivalent basis)
Net interest margin *	3.95%	3.94%	4.16%	3.95%	4.18%
Tax-equivalent adjustment * (1)	0.05	0.05	0.06	0.04	0.06
Net interest margin (tax-equivalent basis) * (1)	4.00%	3.99%	4.22%	3.99%	4.24%

Average interest-earning assets	$4,785,558	$4,765,449	$4,715,897	$4,775,505	$4,620,341
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Efficiency ratio (tax-equivalent basis)
Total noninterest expense	$30,509	$31,268	$33,973	$61,777	$69,906
Less: amortization of intangible assets	710	710	720	1,420	1,230
Noninterest expense excluding amortization of intangible assets	$29,799	$30,558	$33,253	$60,357	$68,676

Net interest income	$47,028	$46,688	$48,872	$93,716	$95,709
Total noninterest income	9,610	5,626	9,914	15,236	17,351
Operating revenue	56,638	52,314	58,786	108,952	113,060
Tax-equivalent adjustment (1)	553	575	715	1,128	1,417
Operating revenue (tax-equivalent basis) (1)	$57,191	$52,889	$59,501	$110,080	$114,477

Efficiency ratio	52.61%	58.41%	56.57%	55.40%	60.74%
Efficiency ratio (tax-equivalent basis) (1)	52.10	57.78	55.89	54.83	59.99
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023

Tangible Common Equity
Total stockholders' equity	$509,469	$496,681	$450,852
Less: Goodwill	59,820	59,820	59,876
Less: Intangible assets, net	19,262	19,972	22,122
Tangible common equity	$430,387	$416,889	$368,854

Tangible Assets
Total assets	$5,006,199	$5,040,510	$4,975,810
Less: Goodwill	59,820	59,820	59,876
Less: Intangible assets, net	19,262	19,972	22,122
Tangible assets	$4,927,117	$4,960,718	$4,893,812

Total stockholders' equity to total assets	10.18%	9.85%	9.06%
Tangible common equity to tangible assets	8.74	8.40	7.54

Shares of common stock outstanding	31,559,366	31,612,888	31,865,868

Book value per share	$16.14	$15.71	$14.15
Tangible book value per share	13.64	13.19	11.58
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Average Tangible Common Equity
Total stockholders' equity	$501,837	$493,976	$454,505	$497,906	$438,448
Less: Goodwill	59,820	59,820	59,876	59,820	54,643
Less: Intangible assets, net	19,605	20,334	22,520	19,970	19,097
Average tangible common equity	$422,412	$413,822	$372,109	$418,116	$364,708

Net income	$18,070	$15,258	$18,473	$33,328	$27,681
Adjusted net income	18,139	18,073	18,772	36,212	38,631

Return on average stockholders' equity *	14.48%	12.42%	16.30%	13.46%	12.73%
Return on average tangible common equity *	17.21	14.83	19.91	16.03	15.31

Adjusted return on average stockholders' equity *	14.54%	14.72%	16.57%	14.63%	17.77%
Adjusted return on average tangible common equity *	17.27	17.57	20.23	17.42	21.36
____________________________________
*Annualized measure.